UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 7, 2017

(Date of Earliest Event Reported)

C&J Energy Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 325-6000

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Transfer of Listing from NYSE MKT to New York Stock Exchange

On April 7, 2017, C&J Energy Services, Inc. (the “Company”) provided written notice to the NYSE MKT that the Company intends to transfer the listing of (i) its common stock, par value $0.01 per share (the “Common Stock”), and (ii) the associated rights to purchase one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.01 per share (the “Rights”), from the NYSE MKT to the New York Stock Exchange (the “NYSE”), where they will continue to trade under the ticker symbol “CJ.” The Company’s Common Stock and associated Rights have been authorized for listing, and are expected to begin trading, on the NYSE on or around April 12, 2017 in connection with the Company’s previously announced offering of 7,000,000 shares of the Company’s Common Stock (assuming no exercise of the underwriters’ option to purchase additional shares), including 1,000,000 shares of Common Stock offered by a selling stockholder, scheduled to close on April 12, 2017.

The Board of Directors of the Company approved the listing of the Common Stock and associated Rights on the NYSE on February 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 7, 2017	C&J ENERGY SERVICES, INC.

	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary